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                                                                   EXHIBIT 10.29
                      WARRANT AND SHARE PURCHASE AGREEMENT

     THIS AGREEMENT, dated as of November 27, 1997, is entered into between Legacy Brands, Inc., a California corporation (the "Company") and Capitol Bay Securities ("Capitol Bay") with respect to the following facts:

     Capitol Bay has provided assistance to the Company in connection with a private placement of the securities of the Company from June through November, 1997. Effective November 27, 1997, Capitol
     Bay and the Company agreed to amend the Placement Agent Agreement dated June 25, 1997 as previously amended August 27, 1997. As part of the consideration for agreeing to this amendment, Capitol Bay has requested that it be given and the Company has agreed to provide, a warrant to purchase shares of Common Stock of the Company and shares of the Common Stock of the Company.

IN VIEW OF THE FOREGOING FACTS, the parties hereby agree as follows:

1    Purchase and Sale.  For the consideration set forth herein, the Company agrees to sell to Capitol Bay, and Capitol Bay hereby agrees to purchase from the Company, a warrant to purchase a maximum of 148,000 shares of Common Stock of the Company. The warrant shall be governed by the terms and conditions set forth in Exhibit A to this Agreement (the "Warrant") which Warrant contains a provision exempting such Warrant and the shares issuable thereunder from adjustment in case of a reverse stock split at any time prior to the completion of the Company's initial public offering of its Common Stock. In addition, the Company hereby sells to Capitol Bay, and Capitol Bay hereby agrees to purchase, 46,000 shares of the Common Stock of the Company (the "Shares").

2    Consideration.  The Warrant and the Shares are being sold to Capitol Bay in exchange for its agreement to amend the Placement Agent Agreement in the manner specified in the Second Amendment to Placement Agent Agreement.

3    Closing.  The purchase and sale of the Warrant and the Shares shall take place effective as of the effective date of this Agreement at the offices of the Company or at such other time, date and location as the parties mutually agree (the "Closing"). At the Closing, the Company shall deliver to Capitol Bay a duly executed Warrant dated as of the Closing and share certificates representing the Shares.

4    Representation and Warranties of the Company.  The Company represents and warrants to Capitol Bay, which representations shall be true and correct as of this date and as of the Closing.

          4.1 Due Incorporation, Good Standing. The Company is duly incorporated, validly existing and in good standing under the laws of the State of California. The Company has full corporate power and authority to operate its business in the manner in which that business is presently



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conducted. The Company is qualified to do business in all jurisdictions in which its activities require such qualifications.

        4.2 Authorized Shares. The Company is authorized to issue a maximum of 5,000,000 shares of Common Stock, of which 3,333,545 shares are presently issued and outstanding. The shares of Common Stock issued upon proper exercise of the Warrant (the "Warrant Shares") shall be validly issued, fully paid and nonassessable. The Company has taken all corporate action, including but not limited to approval by its Board of Directors, required to authorize the execution and performance of this Agreement by the Company, the grant of the Warrant and the issuance of the Warrant Shares to Capitol Bay.

        4.3 No Conflict. Neither the execution, delivery or performance of this Agreement by the Company, nor the offer, issuance, sale and delivery of the Shares, the Warrant and the Warrant Shares, does or will: (i) conflict with or violate the Articles of Incorporation or Bylaws of the Company; (ii) conflict with or result in a breach of any of the conditions or provisions of, or constitute a default under, any agreement, mortgage, instrument or evidence of indebtedness; or (iii) require the consent of any shareholder, trustee or creditor of the Company.

5   Representations and Warrants or Capitol Bay

        5.1 Authorization. Capitol Bay has obtained all required approvals and taken all corporate action necessary to allow it to enter into this Agreement, purchase the Warrant and carry out all of the other obligations which it is required to perform under the terms of this Agreement.

        5.2 Purchase for Investment. Capitol Bay is purchasing the Shares, the Warrant and the Warrant Shares issuable thereunder for investment purposes only and not with a view toward the resale of the Shares, Warrant or Warrant Shares. Capitol Bay understands that Shares, the Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "Act") pursuant to an exemption from the registration requirements set forth in
Section 4(2) of the Act. Capitol Bay further understand that, because these securities have been issued pursuant to that Section of the Act, the Shares, the Warrant and the Warrant Shares constitute "Restricted Securities" as defined in Rule 144 of the Securities and Exchange Commission. Capitol Bay understands that it will not be able to sell, assign or otherwise transfer the Shares, the Warrant or the Warrant Shares unless those securities are subsequently registered under the Act or an exemption from registration is available for such transfer. As a result of this fact, Capitol Bay further understands that the Shares, the Warrant and the Warrant Shares will be subject to substantial restrictions on resale under federal securities laws and that these restrictions may prevent Capitol Bay from liquidating its investment in Company for the foreseeable future.

        5.3 Sophistication -- Investment Experience. Capitol Bay is a securities broker/dealer and has substantial expertise and experience in evaluating and investing in businesses such as the Company. Furthermore, Capitol Bay is very familiar with the business, financial condition, management and prospects of the Company and, based upon its pre-existing business relationship with the Company, is able to evaluate properly the risks inherent in an investment in the Company.


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        5.4  Access to Information.  Capitol Bay has had access to detailed information regarding the Company's business, financial condition, management and prospects, has made inquiries of management and of such other persons as it has deemed necessary and appropriate to evaluate an investment in the Company, and has conducted its own independent investigation of the Company to the extent it has deemed necessary and appropriate. Capitol Bay has received answers to its inquiries regarding the Company which it deems to be adequate for the purpose of properly evaluating an investment in the Company.

        5.5 Lack of Public Market. Capitol Bay acknowledges and understands that there is currently no market for the Warrant or the Common Stock of the Company and it is uncertain whether any such market will develop in the foreseeable future. In addition, even if a public market for the Common Stock may develop in the near future, it is uncertain how liquid a market in the Company's Common Stock may be. As a result, Capitol Bay may find it difficult and, possibly impossible, to sell or otherwise liquidate the Shares, the Warrant or the Warrant Shares and therefore must bear the risk that it may not be able to liquidate that investment for the foreseeable future.

        5.6 High Risk-Investment. Capitol Bay understands that the Company is engaged in a highly competitive business. Many of the Company's competitors have substantially greater financial resources than does the Company. Capitol Bay understands that the Company has incurred substantial indebtedness, during the course of its existence, has never operated at a profit for any quarter or year during its existence, and will need a substantial infusion of equity capital (in addition to any funds received upon exercise of the Warrant) in order to achieve the goals in its business plans. In view of the financial condition of the Company and other risk factors, Capitol Bay understands that this is a high risk investment and that it is possible it could lose the entire amount of its investment.

        5.7 Limited Resale. Capitol Bay is purchasing the Warrant and the Warrant Shares purchasable thereunder for investment purposes only and not with a view toward the resale of that Warrant and those shares. The Company has not registered the Shares, the Warrant or the Warrant Shares under the Act and, therefore, Capitol Bay understands that these securities constitute "Restricted Securities" as defined in Rule 144 of the Securities and Exchange Commission. Capitol Bay understands that it will not be able to sell, assign or otherwise transfer the Shares, the Warrant or the Warrant Shares unless they are subsequently registered under the Act or an exemption from registration is available for such transfer. The Shares, Warrants and Warrant Shares shall contain legends which provide substantially as follows:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SHARES MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT PERTAINING TO THE SHARES UNDER THE ACT OR UNLESS THE HOLDER CAN DEMONSTRATE, TO THE SATISFACTION OF THE CORPORATION, THAT THE SHARES ARE BEING TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

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6    Conditions to Closing. The obligations of the parties to complete the purchase and sale of the Warrant pursuant to this Agreement are subject to and conditioned upon: (i) the performance by the other party (or demonstration by that party that it is unconditionally willing and able to perform) all of its obligations under this Agreement; and (ii) the truth and accuracy of all representations and warranties made by the other party pursuant to this Agreement.

7    Covenants. For such period as the Warrant remains exercisable, the Company agrees that it will reserve sufficient shares out of its authorized capital stock to allow Capitol Bay to exercise the Warrant in full.

8    Registration Rights. If at any time after its initial underwritten public offering, but not later than January 31, 2003, the Company shall decide to register any of its securities for sale under the Securities Act of 1933, as amended (the "Act"), Capitol Bay shall have the right to request that some or all of the Warrant Shares and the Shares herein be included in such registration, subject to the terms, conditions, limitations and procedures set forth below:

     8.1 Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

          8.1.1     "Act" shall mean the Securities Act of 1933, as amended.

          8.1.2 "Registration" The term "register" or "registration" shall mean or apply to the registration of the securities of the Company for sale pursuant to the Act on any form prescribed by the Securities and Exchange Commission, other than: (i) any registration on Form S-8; (ii) any registration on any other form pertaining to the registration of the Common Stock of the Company for issuance solely to employees, directors, consultants or advisors in connection with compensatory stock or stock option plans or agreements (other than those for compensation for assistance in obtaining financing for the Company); or (iii) a registration statement relating solely to a transaction to which Securities and Exchange Commission Rule 145 (or any successor rule or regulation) applies.

     8.2 Notification. If the Company wishes to register any of its securities, whether for its own account or the account of a security holder or holders, the Company shall promptly give notice of the proposed registration to Capitol Bay (the "Registration Notice"). If Capitol Bay wishes to include some or all of the Warrant Shares or Shares herein in any such registration, Capitol Bay shall give notice of its desire to so include those shares in the registration no later than 10 days after receipt of the Registration Notice from the Company.

     8.3 Underwritten Offering. The Company shall not be obligated to include any of the Warrant Shares or Shares herein in the registration statement if such registration statement if the underwriter in connection therewith, in its sole discretion, determines that the sale or inclusion of such Warrant Shares or Shares or both will materially adversely affect the success of such offering. Capitol Bay will be deemed to have waived its rights to such Registration Rights if it does not provide timely


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notice to the Company of its intension to include the shares in the registration statement and the registration statement is declared effective by the SEC.

        8.4 Right to Terminate/Withdraw Registration. The Company shall have the right to terminate or withdraw in its sole discretion any registration initiated by it prior to the effectiveness of that registration, regardless of whether Capitol Bay has elected to include its Warrant Shares or Shares in that registration. Capitol Bay shall also have the right to withdraw any or all of Capitol Bay's shares from any registration upon notice to the Company at any time before the registration statement becomes effective.

        8.5 One-Time Exercise. Capitol Bay shall have the right to request the Company to include its Warrant Shares or Shares in a registration under the Act only one time. The foregoing notwithstanding, if the Company withdraws a registration statement prior to it becoming effective, Capitol Bay withdraws all of its shares from a registration statement before it becomes effective, if the underwriter shall have determined not to include some or all of the Warrant Shares or Shares, or if an underwritten public offering as described in Section is terminated before any of the securities registered thereunder are sold, Capitol Bay may exercise its registration rights in connection with a subsequent registration of securities by the Company to the extent that shares for which a request to be included was made which was not satisfied for the reasons stated herein.

        8.6 Registration Requirements and Procedures. In connection with any registration described in this Section:

                8.6.1 Copies of Documents. The Company shall furnish to Capitol Bay such reasonable number of copies of the registration statement, preliminary prospectuses, final prospectuses and such other documents as Capitol Bay may reasonably request

                8.6.2 State Qualification. The Company shall advise Capitol Bay of all states in which the Warrant Shares are qualified or registered under the various state "blue sky" securities laws.

                8.6.3 Notification. The Company shall notify Capitol Bay, promptly after it shall receive notice thereof, of the time when the registration statement, or amendment to a registration statement, has become effective or a supplement to any prospectus has been filed with the Securities and Exchange Commission. The Company shall also notify Capitol Bay whether any stop order has been entered by the Securities and Exchange Commission or any other governmental agency in connection with the securities to be sold pursuant to the registration statement.

                8.6.4 Information by Capitol Bay. Capitol Bay shall furnish to the Company such information regarding Capitol Bay and the Warrant Shares or Shares as the Company may request which the Company reasonably believes is required in connection with any registration, qualification or compliance referred to in this Section. Capitol Bay shall promptly furnish such information and shall otherwise cooperate with the Company in connection with the foregoing.


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      8.7   Costs and Expenses. The Company shall pay all expenses incurred in connection with the registration and public offering of the Warrant Shares or Shares, including but not limited to its legal and accounting expenses, filing fees and printing costs and underwriter's charges, except that, to the extent that the underwriter or underwriters charge a commission, discount or fee based on the proceeds from the sale of the Warrant Shares or Shares, such charges shall be borne by Capitol Bay. Capitol Bay shall pay all legal, accounting and other expenses it incurs in connection with the registration of the Warrant Shares or Shares.

      8.8   Indemnification.

            8.8.1 By Company. The Company shall indemnify and hold Capitol Bay and its officers, directors, employees and owners harmless against all expenses, claims, losses, damages or liabilities, including but not limited to any of the foregoing incurred in settlement of any litigation, arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or other document or any amendment or supplement thereto, incident to any such registration or qualification or based on any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Act or any rule or regulation of the Securities and Exchange Commission applicable to the Company in connection with any such registration or qualification.

            8.8.2 By Capitol Bay. Capitol Bay will, if any of its Warrant Shares or Shares are registered pursuant to this Section, indemnify and hold harmless the Company, each of its directors and officers, each underwriter and each person who controls the Company or any underwriter within the meaning of
Section 15 of the Act and all other shareholders whose shares are being registered in accordance with that registration statement, against all claims, losses, damages and liabilities based on or arising out of any untrue statement or alleged untrue statement of a material fact contained in any such registration statement, prospectus or other document, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such persons for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action. This Section shall only apply to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is made in the registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information Capitol Bay furnished to the Company and stated to be specifically used for inclusion in that document.

            8.8.3 Notification. Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after the Indemnified Party has actual knowledge of any claim as to which indemnify may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party and the Indemnified


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party may participate in the defense at that party's expense, provided further that the failure of any Indemnified Party to give notice as provided under this subsection shall not relieve the Indemnifying party of its obligations under this Section unless the failure to give notice is materially prejudicial to the Indemnifying Party's ability to defend that action and provided further that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any claim or litigation, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability in respect.

9 Market Stand-Off Agreement

     9.1 General Restrictions on Sale. Capitol Bay agrees that, in connection with any public offering of the Company's securities, upon the request of the Company or the underwriters managing that public offering, Capitol Bay will not sell or otherwise dispose of any Shares, this Warrant or Warrant Shares without the prior written consent of the Company or the underwriters for such period as the Company or the underwriters may specify. Capitol Bay agrees to execute a separate written agreement not to sell the Warrant or such shares if so requested by the Company or the underwriter. The foregoing limitation shall not apply to the sale of any Warrant Shares or Shares which are registered under the Act upon the exercise of Capitol Bay's registration rights as provided in
Section 8.

     9.2 De-Minimus Exception to Sale. Notwithstanding Section 9.1, Capitol Bay may sell during the period described in Section 9.1 a maximum of 5,000 of the Warrant Shares or Shares after the completion of an underwritten public offering other than the initial underwritten public offering of the Company, provided that all sales of Warrant Shares or Shares shall be conducted in full compliance with applicable securities laws.

10 Applicability to Subsequent Purchasers of Warrant, Warrant Shares or Shares. The rights of Capitol Bay to have the Company register the Warrant Shares or Shares pursuant to Section 8, and the obligations of Capitol Bay not to sell or otherwise transfer their Warrant Shares or Shares during the period described in
Section 9, will be assigned and be binding upon any purchaser of the Warrant or any Warrant Shares or Shares if: (i) the total number of Warrant Shares or Shares purchaseable upon exercise of the portion of the Warrant being transferred equals or exceeds 5,000 shares; or (ii) the number of Warrant Shares or Shares purchased by such assignee exceeds 5,000 shares. The foregoing notwithstanding, the limitations described in Section 9 pertaining to the sale of Warrant Shares or Shares shall not apply to Warrant Shares or Shares that have been sold pursuant to an effective registration statement under the Act.


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11   Miscellaneous.

          11.1 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California, excluding any principles of conflicts of law which may require the application of the laws of another state.

          11.2 Entire Agreement -- Amendment. This Agreement, and all attachments hereto, represents the entire agreement and understanding with respect to the subject matter set forth herein and supersedes, in its entirety, all previous and contemporaneous agreements or understanding, whether oral or written, between the parties. This Agreement may not be amended, modified or terminated except by means of a writing which is signed by both parties.

          11.3 Notices. All notices which are required to be delivered pursuant to this Agreement shall be in writing and shall be sent to the addresses set froth below each party's signature or to such other address as the party to whom the notice is being sent shall advise the other party in writing. Notices shall be delivered either personally, by recognized overnight courier (such as Federal Express, DHL, Airborne Express, UPS Overnight or Express Mail), or by first class mail, postage prepaid.

          11.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original of this Agreement.

IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

LEGACY BRANDS, INC.                    CAPITOL BAY SECURITIES



/s/ THOMAS E. KEES                     /s/ STEPHEN C. KIRCHER
------------------------------         --------------------------------
Thomas E. Kees, President              Stephen C. Kircher, President



/s/ CRAIG CONNERTY                     /s/ LISA McCORGAR
------------------------------         --------------------------------
Craig Connerty, Secretary              [Lisa McCorgar], Secretary
Address:
2424 Professional Drive, Suite A       Address:
Roseville, CA 95661                    2424 Professional Drive
                                       Roseville, CA 95661



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                                   EXHIBIT A


                                FORM OF WARRANT





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